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Exhibit (10) FF (ii)







Date

Participant
Home Street Address
City, State ZIP


Re:	Executive Severance Plan
    ------------------------
Dear Salutation:

	On October 15, 1997, the Board of Directors of Summit Bancorp. (the "Company") amended and restated the Summit Bancorp. Executive Severance Plan (as amended, the "Plan"). A copy of the Plan, reflecting all amendments, is attached hereto and made a part hereof as if fully set forth in this letter.
  Unless the context otherwise requires or unless otherwise defined in this letter, capitalized terms used in this letter have the meanings assigned to them in the Plan.

	The Committee, as a matter of separate inducement and not in lieu of any salary or other compensation for services, has selected you to participate in the Plan, subject to the terms and conditions of the Plan and this letter. This letter constitutes your Participation Letter under the Plan.

	Your participation in the Plan commences as of October 15, 1997.  You cease to be a Participant in the Plan upon the earliest to occur of (i)
 October 15, 2002 (the "Expiration Date"), (ii) the Date of Termination, and
 (iii) your Retirement.  The Expiration Date will be automatically extended for an additional year (each such anniversary being the new Expiration Date)
 unless at least 90 calendar days prior to the then Expiration Date, the
 Company notifies you that the then Expiration Date will not be extended
 (it being understood that the automatic extension operates in successive years so long as no notice is given).

	The payments and benefits to which you as a Participant in the Plan may become entitled will be determined under the Plan. It is an express condition to your entitlement to the payments of amounts and the provision of benefits provided for by paragraph 5(a) of the Plan that the Company receive on the Date of Termination a Release, Covenant Not to Sue, Non-Disclosure and Non-Solicitation Agreement executed by you, or your legal representative (in the event of your death or Disability) in the form set forth in Exhibit A to the Plan, and that such Agreement be effective.

	For purposes of this letter and the Plan, notices and all communications provided for in this letter or the Plan shall be in writing and shall be treated as having been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows: (i) if to you, your address indicated on the first page of this letter; (ii) if to the Company or the Subsidiary, Summit Bancorp., 301
 Carnegie Center, P.O. Box 2066, Princeton, New Jersey  08543-2066, Attention:
 Corporate Secretary; or (iii) to such other address as either party may have furnished to the other in writing in accordance with this paragraph, except that notices of change of address shall be effective only upon receipt.

	All questions pertaining to the construction, regulation, validity and effect of the provisions hereof will be determined in accordance with the law of the State of New Jersey.

	Your participation in the Plan is conditioned on your acknowledgment of the terms of this letter.  You also agree that this letter and your participation in the Plan supersedes all prior participation letters and understandings relating to severance benefits payable by the Company or the
 Subsidiary under severance plans of the Company and its Subsidiaries, and all such prior letters and understandings shall be null and void except for your Termination Agreement, dated as of October 15, 1997.  Please sign the enclosed copy of this letter and deliver it to the Company in order to evidence such acknowledgment and agreement.

							Sincerely,

							SUMMIT BANCORP.


						By:	_______________________________________
   							Richard F. Ober, Jr., Secretary




Acknowledged and Agreed:


_____________________________________
Participant


Dated:_______________________________